UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

WESTERN LIBERTY BANCORP
 (Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Avenue of the Americas, 28th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 445-7800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2009, Western Liberty Bancorp (“WLB”) entered into a second amended and restated employment agreement with George A. Rosenbaum, Jr. (the “Second A&R Employment Agreement”). The Second A&R Employment Agreement provides that Mr. Rosenbaum will become the Executive Vice President of WLB’s Nevada commercial banking operations and the Chief Financial Officer of WLB.

Pursuant to the terms of the Second A&R Employment Agreement, Mr. Rosenbaum’s employment shall commence as of January 1, 2010 (the “Effective Date”) and continue for an initial term of three years with one or more additional automatic one year renewal periods. Mr. Rosenbaum will be entitled to a base salary of not less than $200,000. In addition, Mr. Rosenbaum will receive a one time grant of restricted stock equal to $250,000 divided by the closing price of WLB’s common stock on the Effective Date. The restricted stock will vest 20% on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Mr. Rosenbaum’s continuous employment through each vesting date. Such restricted stock shall be subject to restrictions on transfer for a period of one year following each vesting date. Within 10 days following the Effective Date, Mr. Rosenbaum will receive a transaction bonus equal to a pro rata amount of his base salary for the period from the signing of his original employment agreement on July 28, 2009. Mr. Rosenbaum is also eligible to receive an annual discretionary incentive payment, upon the attainment of one or more pre-established performance goals established by the board of directors of WLB or its Compensation Committee. Mr. Rosenbaum shall be entitled to employee benefits in accordance with any employee benefits programs and policies adopted by WLB. In addition, the Second A&R Employment Agreement contains customary representations, covenants and termination provisions. The foregoing summary of the Second A&R Employment Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the Second A&R Employment Agreement, which is Exhibit 10.1 hereto. The Second A&R Rosenbaum Employment is incorporated by reference into this Current Report on Form 8-K.

Forward-Looking Statements

This report, and the information incorporated by reference in it, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained or incorporated by reference in this report are based on current expectations and beliefs concerning future developments and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments affecting WLB will be those that are anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond WLB’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” filed in WLB’s Annual Report on Form 10-K for the year ended December 31, 2008 and registration statement on Form S-4, File No. 333-161970, filed with the SEC on September 17, 2009, and related prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. WLB undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits

10.1      Second Amended and Restated Employment Agreement, dated as of December 23, 2009, by and between Western Liberty Bancorp and George A. Rosenbaum, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY B ANCORP

Date:	December 23, 2009	By:	/s/ Jason N. Ader

Name: Jason N. Ader Title: Chief Executive Officer